Exhibit 99.1

CalAmp Appoints Jeff Gardner as President and CEO

IRVINE, Calif., July 8, 2020 — CalAmp (Nasdaq: CAMP), a global technology solutions pioneer transforming the mobile connected economy, today announced that the company has appointed Jeff Gardner as its president and CEO. Mr. Gardner has served as interim president and CEO since March 25, 2020.

Commenting on the appointment, A. J. “Bert” Moyer, Chairman of the Board, said, “The board and I are confident Jeff is the right person to continue leading CalAmp in this next phase of growth. Over the past three months, Jeff has rapidly assumed the leadership role of CalAmp, implemented a strategic operating plan and delivered on his commitments. He is fully aligned with executing on the company’s goal of accelerating CalAmp’s transition to a SaaS solutions provider, and we look forward to his many accomplishments in the years ahead.”

“The past 90 days have further validated my belief that CalAmp is solidly positioned to leverage its many competitive strengths to drive our future growth,” said Gardner. “We have an exceptionally talented team that is fully focused on transforming our business and developing innovative products and solutions to meet customers’ needs. I am confident that we will emerge from this current environment in a position of strength, and as president and CEO, it is my goal to meet and exceed the expectations of our customers, stockholders, partners and associates across the globe.”

About CalAmp

CalAmp (Nasdaq: CAMP) is a global technology solutions pioneer transforming the mobile connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex mobile IoT deployments and bring intelligence to the edge. Our software and subscription-based services, scalable cloud platform and intelligent devices collect and assess business-critical data from mobile assets and their contents. We call this The New How, facilitating efficient decision making, optimizing mobile asset utilization and improving road safety. Headquartered in Irvine, California, CalAmp has been publicly traded since 1983 and has 20 million products installed and over 1.3 million software and services subscribers worldwide. LoJack®, Tracker™ and Here Comes The Bus® are CalAmp brands. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements
CalAmp cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CalAmp that any of our plans or expectations will be achieved, including but not limited to our management’s ability to increase the company’s market position or revenue. Actual results may differ from those set forth in this press release due to the risk and

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uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CalAmp, CalAmp logo and Here Comes The Bus are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Media Inquiries	CalAmp Investor Contact:
Angela Baldwin	Leanne K. Sievers
Merritt Group for CalAmp	Shelton Group
650.270.3082	949.224.3874
baldwin@merrittgrp.com	sheltonir@sheltongroup.com

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